U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              RAY Development, Inc.
                              ---------------------
             (Exact name of registrant as specified in its charter)

Florida                             6531                              33-0967971
-------                             ----                              ----------
(State or other         (Primary Standard Industrial           (I.R.S. Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)

23 Corporate Plaza, Suite 180, Newport Beach, California                  92663
--------------------------------------------------------                  -----
(Address of registrant's principal executive offices)                (Zip Code)

                                 (949) 720-7320
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                             Michael J. Muellerleile
                                  MC Law Group
                          4100 Newport Place, Suite 660
                         Newport Beach, California 92660
                                  949.250.8655
                             Facsimile 949.250.8656
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, $.001 par value          1,324,000              $0.05                $66,200              $15.82
================================== =================== ==================== ======================= ================

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                             RAY Development, Inc.,
                              a Florida corporation

                        1,324,000 Shares of Common Stock

This prospectus relates to 1,324,000 shares of common stock of RAY Development, Inc., which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which we believe were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933. The purchase price is $0.05 per share. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market.

See "Risk Factors" on pages 5 to 9 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is January 3, 2002
                             Subject to completion.

                            TABLE OF CONTENTS

Prospectus Summary ............................................................4
Risk Factors...................................................................5
Forward Looking Statements....................................................10
Use of Proceeds...............................................................10
Determination of Offering Price...............................................10
Dilution......................................................................10
Selling Security Holders......................................................10
Plan of Distribution..........................................................11
Legal Proceedings.............................................................12
Directors, Executive Officers, Promoters and Control Persons..................12
Security Ownership of Certain Beneficial Owners and Management................14
Description of Our Securities.................................................14
Interest of Named Experts and Counsel.........................................14
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities................................................15
Organization Within Last Five Years...........................................15
Description of Business.......................................................15
Management's Discussion and Analysis of Financial Condition
and Results of Operations.....................................................17
Description of Property.......................................................18
Certain Relationships and Related Transactions................................18
Market for Common Equity and Related Stockholder Matters......................19
Executive Compensation........................................................20
Financial Statements..........................................................21
Changes in and Disagreements with Accountants on Accounting
and Financial Disclosure......................................................31
Legal Matters.................................................................31
Experts.......................................................................31
Additional Information........................................................31
Indemnification of Directors and Officers.....................................31
Other Expenses of Issuance and Distribution...................................32
Recent Sales of Unregistered Securities.......................................32
Exhibits......................................................................33
Undertakings..................................................................33
Signatures....................................................................35

Outside Back Cover Page
Dealer Prospectus Delivery Obligation
Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
------------------

Our business:                        We incorporated in Florida on January 24,
                                     1996. Our principal business address is 23
                                     Corporate Plaza, Suite 180, Newport Beach,
                                     California 92663. Our telephone number is 949.720.7320.

                                     We are a business that recently began
                                     operations and has generated no revenues to date.

                                     We intend to be a diversified real estate renovation, brokerage, and management company. By serving each of those functions, we believe we can provide our customers with quality living accommodations at an affordable price. We intend to develop and provide quality, comfortable rental units in Irvine, California and surrounding areas. We hope to expand our business activities to other areas of California, as well. We hope that our apartment units will offer technologically advanced amenities, which we believe will serve the growing need for quality housing. Our primary objective is to maintain a high level of customer satisfaction because we believe that will set us apart from other similar companies. We hope that we can price our proposed units competitively while working toward expanding the number of units owned by us, thereby increasing our profits.

                                     Our initial plan is to buy and remodel
                                     existing apartment complexes. We intend to modify and remodel the acquired real estate to meet the standards we establish. We expect that our housing units will be predominantly located in area immediately adjacent to the University of California in Irvine. Our target customers will be both students and professionals alike.

Number of shares being offered:      The selling security holders want to sell
                                     1,324,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions, which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of shares outstanding:        6,649,000 shares of our common stock are
                                     issued and outstanding. We have no other securities issued.

Estimated use of proceeds:           We will not receive any of the proceeds
                                     from the sale of those shares being
                                     offered.


Summary Financial Information:

The summary financial information set forth below is derived from the more detailed financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form SB-2 in accordance with generally accepted accounting principles in the United States. All information should be considered in conjunction with our consolidated financial statements and the notes contained elsewhere in this Form SB-2.

           Income Statement                 For the period from inception
                                       (January 24, 1996) to October 31, 2001

Revenues                                                 $0
Net Income (Loss)                                     ($5,800)
Net Income (Loss) Per Share                             (.00)




            Balance Sheet                         October 31, 2001

Total Assets                                          $49,800
Total Liabilities                                    ($10,000)
Shareholders' Equity                                  $39,800

                                  RISK FACTORS

In addition to the other information in this prospectus, the following summary of risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a significant and substantial number of risks. Any person who is not in a position to lose the entire amount of his or her investment should forego purchasing our common stock.

Risks related to our business:

We anticipate that we will lose money in the foreseeable future and we may not be able to achieve profitable operations which will jeopardize our ability to continue as a going concern.

We were formed in 1996, but have not yet conducted operations. As such, we have no operating history. We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive real estate development industry. From our inception on January 24, 1996, to October 31, 2001, we incurred a net loss of $5,800 and we expect to continue to incur net losses for the foreseeable future. Our business strategy is unproven, and we may not be successful in addressing early stage challenges, such as identifying suitable properties and raising the necessary funds to purchase such properties, when identified. To implement our business plan, we will be required to obtain additional financing. We cannot guaranty that such additional financing will be available. As of the date of this registration statement, we have not identified a potential source for such financing.

Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in development stage companies. In identifying and purchasing suitable property, we expect to continue to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We cannot guaranty that we will be able to achieve profitable operations or, if profitability is achieved, that it will be maintained for any significant period, or at all. If we are not able to achieve profitable operations and we continue to incur net losses, our ability to continue as a going concern could be jeopardized.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and our growth.

Our business strategy is to provide quality, comfortable rental units in Irvine, California and surrounding areas. We intend to offer apartment units with state-of-the-art living amenities. We believe there is a need for quality living accommodations in Irvine, California. Our ability to implement this business strategy depends on our ability to:

     o obtain financing and acquire suitable real estate at reasonable prices in Orange County, California;
     o secure contracts with various third-party vendors such as contractors and construction companies which include favorable terms;
     o provide safe, quality housing that provides state-of-the-art amenities at competitive prices;
     o maintain open communication with our customers in order to provide a high level of customer satisfaction; and
     o continue to expand the number of units owned and maintained, while also increasing our level of profitability.

We do not know whether we will be able to successfully implement our business strategy or whether our business strategy will be successful. Our future growth depends largely on our ability to successfully implement our business strategy. We may have difficulty generating revenues if we fail to implement our business strategy. If we are not able to implement our business strategy, we may be forced to significantly curtail our operations which will harm our ability to generate revenues.

We may not be able to obtain raw materials and supplies necessary to carry out our proposed renovations to property we may acquire, in which case our ability to generate revenues will be harmed.

We will likely receive raw materials and supplies necessary to renovate our proposed properties directly from manufacturers or authorized distributors. We will likely not be substantially dependent on any one manufacturer or authorized distributor to provide materials or supplies that we require. However, we will likely be dependent on acquiring those materials and supplies at a favorable and reasonable rate. We do not believe we will experience any significant difficulty in obtaining an adequate supply of materials and supplies. However, any increase or unavailability of required materials or supplies would hurt our ability to renovate our proposed properties. Any prolonged work stoppage or significant increase in the cost of materials could hurt our ability to earn revenues.

The properties we intend to purchase may be subject to varying degrees of risk, including the risk of rising interest rates.

The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. If our properties do not generate income sufficient to meet operating expenses, including debt service and capital expenditures, we may not be able to operate profitably. Our ability to generate income from our properties may be impacted by the following factors:

     o    general economic climate;
     o local conditions, such as oversupply of residential housing or a reduction in demand for residential housing in the area;
     o    the attractiveness of the properties to potential renters;
     o    the enrollment at the local college;
     o    competition from other available housing; and
     o    increased operating costs, including real estate property taxes.

We cannot guaranty that any properties we acquire will generate income sufficient to meet operating expenses, including debt service and capital expenditures. If we are not able to locate and purchase suitable rental property, our business will suffer and our ability to earn revenues will be harmed.

We have no operating history upon which an evaluation of our prospects can be made; therefore, an investment in us would be extremely speculative.

We were incorporated on January 24, 1996. However we only recently began operations. Our lack of operating history makes an evaluation of our business and prospects very difficult. Our prospects must be considered speculative considering the risks, expenses and difficulties frequently encountered in the volatile real estate market. The development of real estate for rentals involves significant risks, which our combination of experience, knowledge and careful evaluation may not be able to overcome. We cannot be certain that our business strategy will be successful or that we will be able to operate profitably. As a result, an investment in us is risky and should not be made by someone who is not in a position to lose his or her entire investment.

If we are unable to obtain acceptable financing, we may not be able to develop our business and implement our growth strategy which will jeopardize our ability to earn revenues.

We require substantial amounts of financing to fund our business and we cannot be sure that financing will be available. We will need financing in order to acquire suitable rental properties. We will also need financing for our proposed renovation activities. We currently anticipate that our available funds will be sufficient to meet our anticipated needs for operating capital through the next three months. However, we will need to arrange for additional financing in order to further our business plan. We may arrange to acquire such financing through loans or through the sale of our common stock. Any equity financing will dilute the ownership interests of our existing shareholders. Moreover, we cannot be certain that additional financing will be available to us on favorable terms or that such financing will be available at all. If we are unable to obtain sufficient additional capital when needed, we may have to alter our business strategy, delay or abandon some of our plans. Any of these events would harm our ability to generate revenues.

Our future financial results are uncertain and our operating results may fluctuate which makes it difficult to predict our potential operating results within any given period; therefore, an investment in our business should be considered speculative.

As a result of our lack of operating history, it is difficult to accurately forecast our revenue and we have no meaningful historical financial data upon which to base planned operating expenses. We base our current and future expense levels on our operating plans and estimates of future revenue, and our expenses are dependent in large part upon expenses associated with purchasing and renovating existing apartment buildings in Irvine, California, and surrounding areas, acquiring contracts at favorable terms with construction companies, landscape architects and various other entities which will assist with the renovation of any real estate that we acquire. We will also be required to secure appropriate permits for the construction and renovation of any real estate we acquire. Operating results are difficult to forecast because they will depend on the rental market during the period we have property for rent, the vacancy rate of similar property in the surrounding areas, the state of the California economy and the growth rate of the communities in which our proposed properties are located. As a result, we may be unable to make accurate financial forecasts and adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could cause our net losses in a given quarter to be greater than expected and could harm our ability to operate profitably.

If we are unable to attract and retain high quality management and employees, our ability to conduct business will be harmed in that any mismanagement will hurt our ability to earn revenues.

We face significant competition in recruiting qualified employees. The construction, property renovation industry in California is extremely competitive. Companies with greater name recognition and an established brand name will have an advantage in attracting qualified personnel. Our business may suffer if we are unable to recruit or retain a sufficient number of qualified employees, the costs of employee compensation or benefits increase substantially or the costs of arranging for subcontractors increase substantially. In addition, we will likely need to expend significant resources in training our property managers and employees. Training employees takes time and money. In the event we experience a high turnover during the course of our business, we may incur unforeseen recruiting and training costs. If we are forced to expend significant funds on such business activities, our ability to operate profitably will be negatively impacted.

Provisions of the Florida General Corporation Act may limit the liability of our officers and directors; therefore, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment.

The Florida General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities resulting from violations of the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We are subject to various federal, state and local government laws and regulations, which could negatively affect our ability to earn revenue if we are unable to comply with such laws and regulations or if we find it cost prohibitive to do so.

Each rental property we hope to operate will be subject to licensing and reporting requirements by numerous federal and state governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire and safety departments. Difficulties in obtaining or failure to obtain the necessary licenses or approvals could delay or prevent the development or operation of a given rental property. Any problems that we may encounter in renewing any such licenses in one jurisdiction may adversely affect our licensing status on a federal, state or local level in other relevant jurisdictions. If we are unable to either become compliant or remain compliant with any state or federal laws or regulations, we will not be permitted to conduct our business. As a result, our ability to earn revenues will be harmed.

Our officers and directors are engaged in other activities that could conflict with our business interests.

Our officers and directors engage in other activities and may engage in additional activities in the future. Specifically, Mark Jacques, our president, treasurer and a member of our board of directors, has been a real estate broker since 1993 with REMAX Real Estate in Newport Beach, specializing in the liquidation of real estate owned properties. From 1980 to the present, Robert Milliken, our corporate secretary and a member of our board of directors, has been a real estate salesperson with REMAX Real Estate in Newport Beach, where he has specialized in investment real estate properties, particularly apartments. From 1995 to the present, Bruce Younker, a member of our board of directors, has been a self-employed real estate broker and developer. As a result, our officers and directors do not provide services to us full time. The other business activities of our officers and directors represent a conflict of interest in terms of allocating time, services, and functions between the other business ventures and us. Moreover, we do not have written employment agreements with our officers. Therefore, there is no guarantee that our officers and directors will remain with us for any particular period of time. The potential for conflicts of interest exists among us and affiliated persons for future business opportunities that may not be presented to us. In the event our officers are not able or willing to dedicate significant time to our business activities when, and if, we are able to purchase property, our ability to earn revenue may be harmed in that we will be forced to arrange for services from third parties or hire additional employees. Our ability to advance our business plan may be harmed by any of these factors.

We may suffer losses as a result of certain types of natural occurrences, which may be uninsurable, resulting in a reduction of our ability to operate profitably.

We will likely maintain insurance in amounts that our management deems appropriate, including general liability, fire, flood, where applicable, and other types of insurance with the policy specifications, limits and deductibles customarily maintained for similar properties in the area. At this time, we do not carry any insurance. There are, however, certain types of extraordinary losses, such as losses resulting from earthquakes that may be either uninsurable or not economically insurable. Should such an uninsured loss occur, we could lose our investment in, and anticipated revenue from, a particular property. If we sustain significant loss or prolonged losses due to uninsurable or underinsured losses, our ability to operate profitably will be harmed and we may not be able to advance our business objectives.

Risks related to owning our common stock:

Our officers, directors and principal security holders own approximately 80.09% of our outstanding shares of common stock, allowing these shareholders to control matters requiring approval of our shareholders and concurrently reducing the ability of the minority shareholders to control matters requiring shareholder approval.

As a result of the significant stock ownership by our officers, directors and principal security holders, investors will have little to no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we enter into transactions which require shareholder approval as our principal shareholders will have a significant say as to the price received for such shares. In addition, certain provisions of Florida corporation law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced, which may make it difficult for investors in our common stock to sell their shares.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares as there will likely be little to no market for such shares if a public market does not develop.

There is no public market for shares of our common stock and there is no guarantee that an active public market will ever develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock as, absent a public market, there will likely be little to no market for our shares. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and general economic conditions. Factors such as announcements of property acquisition by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Moreover, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies. Any of these factors could affect our shareholders' ability to sell their shares. If our shareholders are not able to sell their shares, they may be forced to hold onto their shares when it would be more prudent to sell such shares. Therefore, an investment in us should be considered extremely illiquid.

Because we lack a public market for shares of our common stock, the selling security holders will arbitrarily determine the offering price of their shares; therefore, investors may lose all or part of their investment if the price of their shares is too high.

Our common stock is not publicly traded and we do not participate in an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the selling security holders may arbitrarily determine the offering price of shares of our common stock. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock would be unsuitable for a person who cannot afford to lose his or her entire investment.

Forward Looking Statements
--------------------------

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders.

Determination of Offering Price
-------------------------------

The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

Selling Security Holders
------------------------

The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that are to be offered for each selling security holder; and
     3. the total number of shares and the percentage of common stock that will be owned by each selling security holder upon completion of the offering.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. We have a total of 37 shareholders holding our stock, of which 34 are registering their shares in this registration statement. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. To the best of our knowledge, none of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

---------------------------------- -------------------------------- ------------------------------ ---------------------------------
 Name of Selling Security Holder     Amount of Shares of Common      Amount of Shares of Common        Amount of Shares and the
                                       Stock Owned by Selling        Stock to be Offered by the       Percentage of Common Stock
                                     Security Holder Before the        Selling Security Holder        Owned by Selling Security
                                              Offering                                               Holder After the Offering is
                                                                                                               Complete
---------------------------------- -------------------------------- ------------------------------ ---------------------------------
------------------------------------------------------------------------------------------------------------------------------------
Robert Younker                                325,000                         325,000                            0
------------------------------------------------------------------------------------------------------------------------------------
Darrell A. Butler                             160,000                         160,000                            0
------------------------------------------------------------------------------------------------------------------------------------
Rae Rodgers                                   140,000                         140,000                            0
------------------------------------------------------------------------------------------------------------------------------------
Albert M. DiPaolo                             100,000                         100,000                            0
------------------------------------------------------------------------------------------------------------------------------------
Rock Maker Scrap Metal Corp.                  100,000                         100,000                            0
------------------------------------------------------------------------------------------------------------------------------------
Vanessa James                                 60,000                          60,000                             0
------------------------------------------------------------------------------------------------------------------------------------
James A. Nesbitt                              60,000                          60,000                             0
------------------------------------------------------------------------------------------------------------------------------------
John Angelo                                   50,000                          50,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Matthew Thomas Campbell                       50,000                          50,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Ralph Michael Perisi                          40,000                          40,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Ellen J. Hanson                               20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Theresa Rockmaker                             20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Danielle L. Rockmaker                         20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Richard Dunham                                20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Ashley M. Jacques                             20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Nicole M. Jacques                             20,000                          20,000                             0
------------------------------------------------------------------------------------------------------------------------------------
George Scott Watrous                          15,000                          15,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Kasey L. Watrous                              15,000                          15,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Carl F. Thon                                  10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Gordon E. Reese                               10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Shirley M. Jacques                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Heather L. Jacques                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Gregory M. Jacques                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Herbert E. Godfrey                            10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Gloria Jean Godfrey                           10,000                          10,000                             0
------------------------------------------------------------------------------------------------------------------------------------
David W. Walker                                5,000                           5,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Jerry Lynch                                    2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Robert E. Laskey                               2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Robert M. Koop, Jr.                            2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Jennifer J. Bell                               2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Daniel A. Bell                                 2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------
Brian L. Fitterer                              2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------
William A Berry, Jr.                           2,000                           2,000                             0
------------------------------------------------------------------------------------------------------------------------------------

Plan of Distribution
--------------------

The selling security holders may sell our common stock in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately- negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the Registration Statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. The selling security holders may not sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We depend on the efforts and abilities of certain of our senior management. The interruption of the services of key management could disrupt our operations, reduce profits and hinder future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. However, we have not negotiated any specific agreements no do we know of the terms or conditions of any such agreements. We anticipate that we will enter into employment agreements with our key executives if and when we are able to purchase real estate. We cannot guaranty that each executive will remain with us during or after the term of any employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

====================== =============== =======================================
Name                        Age        Position
---------------------- --------------- ---------------------------------------
Mark Jacques                 45        president, treasurer, and a director
---------------------- --------------- ---------------------------------------
Robert Milliken              51        secretary, and a director
---------------------- --------------- ---------------------------------------
Bruce Younker                58        director
====================== =============== =======================================

Mark Jacques. Mr. Jacques has been our president, treasurer, and one of our directors since March 2001. From 1993 to the present, Mr. Jacques has been a real estate broker with REMAX Real Estate in Newport Beach, specializing in the liquidation of real estate owned properties. Mr. Jacques has been involved in the real estate industry for approximately 22 years and has possessed a California real estate broker's license since 1984. Mr. Jacques took business courses at Orange Coast College in Costa Mesa, California, for 2 years. Mr. Jacques is currently an officer and director of CCB Corp., a Nevada corporation which is a reporting company.

Robert Milliken. Mr. Milliken has been our corporate secretary and one of our directors since March 2001. From 1980 to the present, Mr. Milliken has been a real estate salesperson with REMAX Real Estate in Newport Beach, where he has specialized in investment real estate properties, particularly apartments. Mr. Milliken also has a business background in construction and rehabilitating run-down apartment complexes. Mr. Milliken possesses a real estate salesperson's license and also possesses a commercial pilot's license for floatplanes. Mr. Milliken earned a Bachelor of Science degree in Forestry and Recreation from Central Washington University in 1974. Mr. Milliken is not an officer or director of any reporting company.

Bruce Younker. Mr. Younker has been one of our directors since May 2001. Mr. Younker began his business career in real estate with Berger Realty in 1970 where he was responsible for assembling large acreage for the development of golf course communities. In 1991, Mr. Younker left Berger Realty and started his own real estate development company. From 1995 to the present, Mr. Younker has been a self-employed real estate broker and developer. Mr. Younker has been involved in the real estate industry for approximately 30 years and has possessed a real estate broker license since 1970. Mr. Younker is not an officer or director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony, nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of January 3, 2002 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

======================= ========================================= =================================== =============================
Title of Class                      Name and Address               Amount and Nature of Beneficial           Percent of Class
                                  of Beneficial Owner                           Owner
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Mark Jacques                                       2,000,000 shares                       30.08%
                        3294 Iowa Street                           president, secretary, director
                        Costa Mesa, CA  92626
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Robert Milliken                                    2,000,000 shares                       30.08%
                        338 Broadway                                    treasurer, director
                        Costa Mesa, CA  92626
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            Bruce Younker                                      1,325,000 shares                       19.93%
                        6360 South Tamiami Trail                             director
                        Sarasota, FL 34231
----------------------- ----------------------------------------- ----------------------------------- -----------------------------
Common Stock            All directors and named executive                  5,325,000 shares                       80.09%
                        officers as a group
======================= ========================================= =================================== =============================

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description Of Our Securities
-----------------------------

Description of Common Stock. Our authorized capital stock originally consisted of 7,000 shares of common stock with a $1.00 par value. On November 22, 2000, we amended our Articles of Incorporation to authorize 50,000,000 shares of $.001 par value common stock, of which 6,649,000 are issued and outstanding as of January 3, 2002. Holders of shares of our $.001 par value common stock are entitled to receive dividends when and as declared by our Board of Directors from funds legally available for that purpose. All the shares of our $.001 par value common stock have equal voting rights and are nonassessable. Each share of our $.001 par value common stock is entitled to share ratably in any assets available for distribution to holders our equity securities upon our liquidation.

Description of Preferred Stock. We are authorized to issue 10,000,000 shares of $.001 par value preferred stock, of which no such shares are issued and outstanding as of January 3, 2002. We have not designated the rights and preferences of our preferred stock. The availability or issuance of these shares could delay, defer, discourage or prevent a change in control.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No expert or legal counsel was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
------------------------------------------------------------------------

The Florida General Corporation Act provides that, under certain circumstances, our officers and directors may be indemnified for certain acts performed while acting as our officers and/or directors.

Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers and directors. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

Transactions with Promoters. We issued 2,000,000 shares of our common stock to Mark Jacques, our president, treasurer, and a member of our board of directors, for services valued at $2,000. We issued 2,000,000 shares of our common stock to Robert Milliken, our corporate secretary and a member of our board of directors, for services valued at $2,000. We issued 1,325,000 shares of our common stock to Bruce Younker, a member of our board of directors, for services valued at $1,325. Finally, Robert Younker was issued 325 shares of our common stock prior to the amendment to our Articles of Incorporation which increased our authorized common stock from 7,000 shares of common stock to 50,000,000 shares of common stock. Mr. Younker was issued the shares for services valued at $325. Immediately following the amendment to our Articles of Incorporation which increased our authorized capital, our board of directors authorized the exchange of Mr. Younker's 325 shares for 325,000 shares of our common stock.

Description of Business
-----------------------

Our Background. We were incorporated in Florida on January 24, 1996.

Our Business. We intend to be a real estate renovation, brokerage, and management company. By serving each of those functions, we believe we can provide our customers with quality living accommodations at an affordable price. We intend to provide quality, comfortable rental units in Irvine, California, and the surrounding areas. We hope to expand our operations into other areas of California. We have not yet identified a suitable property in Irvine, California. We are in the process of researching potential properties. We anticipate that our apartment units will offer technologically advanced amenities, which we believe will serve the growing need for quality housing. We are dedicated to providing our tenants with safe, attractive and hassle-free living environments. Our primary objective is to maintain a high level of customer satisfaction as we believe that we can match, and even beat our competition, if we are able to provide quality services. We hope to be able to provide competitive market prices, while working toward expanding the number of units owned and increasing total profits earned. Our initial focus is to buy and renovate existing apartment complexes. We anticipate that we will modify and remodel any properties we acquire.

Our Target Markets and Marketing Strategy. We intend to target properties located in the university neighborhood in Irvine, California, targeting both students and professionals. Our main consumer base will primarily be students from the University of California, Irvine and nearby community colleges who we believe will benefit from our proposed apartments' level of quality, location, and technological amenities. We will also be marketing to local area professionals and recent graduates, along with faculty and staff at the university. We believe that students, recent graduates and area professionals will be attracted to our proposed apartment communities in that we intend to upgrade our proposed properties with updated, state-of-the-art amenities.

We anticipate that we will market and promote our properties by using the services of rental agencies and by utilizing the television, radio and print media to increase the visibility of our renovated properties. Until we generate sufficient funds to increase our advertising expenditures, we believe our most valuable marketing strategy is word of mouth advertising. We will strive to provide our future tenants with quality apartment communities coupled with quality service.

We intend to utilize an early move-in bonus program where we will offer a free month of rent and two parking units for tenants that sign a lease before a certain date. We believe that such an incentive will not only create a demand for our units, but also will generate a client base while decreasing the potential for extended unit vacancy.

Growth Strategy. We will initially seek to purchase and renovate rental properties in Irvine, California, with the intention of expanding our efforts to the greater Orange County area and beyond. Our strategy is to provide safe, quality housing that provides state-of-the-art amenities at competitive prices, maintaining open communication with our tenants in order to provide a high level of tenant satisfaction. We also seek to build a positive reputation within the rental community and to continue to expand the number of units owned and maintained by us while increasing our level of profitability.

Our ability to generate internal growth will be affected by, among other factors, our success in:

     o expanding the range of services we offer to customers to address their evolving needs;
     o    identifying and purchasing suitable properties;
     o    attracting new customers;
     o    hiring, training, and retaining qualified employees;
     o    expanding our property ownership; and
     o    reducing operating and overhead expenses.

Many of the factors affecting our ability to generate internal growth may be beyond our control, and we cannot be certain that our strategies will be successful or that we will be able to generate cash flow sufficient to fund our operations and to support internal growth. Our inability to achieve internal growth could materially and adversely affect our ability to generate revenues.

Our Competition. The market for real estate renovation, brokerage, and management in Irvine, California, is intensely competitive. There are currently numerous local and national companies that own and manage properties in Irvine, California, which will be competing with us as well as individually owned businesses. Competition may include companies that are larger and better capitalized than we are, and that have expertise and established name recognition. We believe that we can provide real estate renovation, brokerage, and management services on a competitive basis. We hope to be able to match our competition in quality customer service. However, we cannot guaranty that we will be able to compete with those competitors who have significantly greater financial, technical and marketing resources than we do. Moreover, we only recently began operations and we cannot guaranty that we will be able to obtain sufficient financing to complete our business development. Our failure to obtain sufficient financing will harm our ability to purchase suitable properties and, as a result, will harm our ability to generate revenues.

Government Regulation. The residential real estate that we propose to acquire will be subject to regulation by numerous governmental authorities. These governmental authorities include federal, state and local health, environmental, labor relations, sanitation, building, zoning, fire and safety departments. Difficulties in obtaining or failure to obtain the necessary licenses or approvals could delay or prevent the development or acquisition of a particular real property. As of January 3, 2002, we did not have any licenses or permits. Any problems that we may encounter in renewing such licenses in one jurisdiction, may adversely affect our licensing status on a federal, state or local level in other relevant jurisdictions.

We are also subject to federal, state and local provisions regulating the discharge of materials into the environment or otherwise for the protection of the environment. Although we do not anticipate that our proposed operations will be significantly affected by compliance with environmental laws or regulations, federal, state and local governments are becoming increasingly sensitive to environmental issues, and we cannot predict what impact future environmental regulations may have on our proposed operations.

Intellectual Property. We do not presently own any patents, copyrights, trademarks, trade secrets, licenses, concessions or royalties. Our success may depend in part upon our ability to preserve our trade secrets, obtain and maintain patent protection for our technologies, products and processes, and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies, trade secrets, and know-how that are not patentable. Although we may take action to protect our unpatented trade secrets, our technology and our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors, we cannot guaranty that:

     o    these agreements will not be breached;
     o    we would have adequate remedies for any breach; or
     o our proprietary trade secrets and know-how will not otherwise become known or be independently developed or discovered by competitors.

We cannot guaranty that our actions will be sufficient to prevent imitation or duplication of either our services by others or prevent others from claiming violations of their trade secrets and proprietary rights.

Our Research and Development. We are not currently conducting any research and development activities other than the research associated with identifying suitable rental property.

Employees. As of January 3, 2002, we had two (2) employees. We do not currently anticipate that we will hire any employees in the next six months, unless we complete our business development. From time-to-time, we anticipate that we will use the services of independent contractors and consultants to support our business development. We believe our future success depends in large part upon the continued service of our senior management personnel and our ability to attract and retain highly qualified technical and managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 23 Corporate Plaza, Suite 180, Newport Beach, California 92663. Robert A. Younker, one of our shareholders, currently provides office space to us at no charge. We do not believe that Mr. Younker expects to be reimbursed for providing space to us.

Management's Discussion and Analysis of Financial Condition and Results of Operations
---------------------------------------------------------------------------

For the period from January 24, 1996, our date of formation, through October 31, 2001.
-------------------------------------------------------------------------------

Liquidity and Capital Resources. We had cash of $49,800 at October 31, 2001. We believe that our available cash is sufficient to pay our day-to-day operating expenditures for at least until the end of March 2002. From June through October 2001, we sold 999,000 shares of our common stock to thirty-three investors for $0.05 per share. The total proceeds were approximately $49,950. Those proceeds were used to provide us with working capital. As of October 31, 2001, our total liabilities were approximately $10,000, all of which was a note payable.

Results of Operations.

Revenues. As of October 31, 2001 we had not realized any revenues from our operations. We anticipate that we will begin realizing revenues only after we are able to identify, purchase and renovate suitable rental properties. We will likely continue to experience net losses until that time.

Operating Expenses. For the period from January 24, 1996 (inception) to October 31, 2001, our total operating expenses were $5,800 for general and administrative expenses, including $150 net cash used for operating activities and $5,650 in stock issued for services. From inception on January 24, 1996 to October 31, 2001, we experienced a net loss of $5,800.

We are not currently conducting any research and development activities other then our research regarding suitable real estate property. In the event that we are able to establish and expand our rental property holdings, then we may need to hire additional employees or independent contractors.

Our Plan of Operation for the Next Twelve Months. At October 31, 2001, we had cash reserves of $49,800. We believe that our current cash reserves are sufficient to pay for our operating expenses through March 2002. Our plan of operation is materially dependent on our ability to identify, acquire and manage rental properties so that we can generate revenues. If we are able to acquire rental properties and generate significant revenues, we anticipate that those revenues will be used to further market our services, acquire additional properties, and provide us with working capital and pay our legal and accounting fees. If we are unable to generate revenues within the next twelve months, then we anticipate that our expenses for the next twelve months will be limited to the day-to-day expenditures necessary to conduct business such as administrative expenses, which includes costs to maintain our telephone and other operating expenses. Our president, director and principal shareholder, Mark Jacques, has paid our expenses since joining us in March 2001. We believe that Mr. Jacques will continue to pay our reasonable operating expenses. Our belief that Mr. Jacques will pay our expenses is based on the fact that Mr. Jacques has a significant equity interest in us. We believe that Mr. Jacques will continue to pay our expenses as long as he maintains a significant equity interest in us. However, should we be unable to timely locate and begin renovation of suitable real estate property, Mr. Jacques may decide not to continue to pay our expenses. Mr. Jacques is not obligated to pay our operating expenses.

Our ability to raise additional capital in the next twelve months through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

We do not anticipate that we will hire any additional employees in the next six to twelve months, unless we generate significant revenues.

Description of Property
-----------------------

Property held by us. As of the date specified in the following table, we held the following property:

     ===================================== =========================
     Property                                  October 31, 2001
     ------------------------------------- -------------------------
     Cash                                          $49,800
     ------------------------------------- -------------------------
     Property and Equipment, net                      $0
     ===================================== =========================

Our Facilities. Our executive, administrative and operating offices are located at 23 Corporate Plaza, Suite 180, Newport Beach, California 92663. Robert A. Younker, one of our shareholders, currently provides office space to us at no charge. We do not believe that Mr. Younker expects to be reimbursed for providing space to us.

Certain Relationships and Related Transactions
----------------------------------------------

Mark Jacques, Robert Milliken, Bruce Younker, and Robert Younker were issued a total of 5,650,000 shares of our common stock in exchange for their services to us collectively valued at $5,650. Mark Jacques is our president, treasurer and a member of our board of directors. Robert Milliken is our corporate secretary and a member of our board of directors. Bruce Younker is a member of our board of directors. Robert Younker is the brother of Bruce Younker and one of our original shareholders.

Robert A. Younker, one of our shareholders, currently provides office space to us at no charge. We do not believe that Mr. Younker expects to be reimbursed for providing office space to us.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectus' where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors consent; and
     o    obtain shareholder consent where required.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When this registration statement becomes effective, we will be a reporting company pursuant to the Securities Exchange Act of 1934. We will be required file annual, quarterly and periodic reports with the Securities and Exchange Commission. The public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no shares of our common stock that can be sold pursuant to Rule 144. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that we have agreed to register under the Securities Act for sale by security holders. The number of holders of record of shares of our common stock is thirty-seven.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;

     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our executive officers during the years ending December 31, 2001 and 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Mark Jacques- president,            2001        None          None              None                  None
treasurer
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Robert Milliken - treasurer         2001        None          None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
                                    2002        None          None              None                  None
=================================== ======= ============= ============= ===================== =====================

Compensation of Directors. None of our directors receive extra compensation for their service on our board of directors.

Employment Contracts. We anticipate that we will enter into employment agreements with Mark Jacques and Robert Milliken, although we do not currently know the terms of those employment agreements. We have not negotiated the specific terms and conditions of such agreements. We do not anticipate entering into such agreements until and unless we earn sufficient revenues.

Stock Option Plan. We anticipate that we will adopt a stock option plan, pursuant to which shares of our common stock will be reserved for issuance to satisfy the exercise of options. The stock option plan will be designed to retain qualified and competent officers, employees, and directors. Our Board of Directors, or a committee thereof, shall administer the stock option plan and will be authorized, in its sole and absolute discretion, to grant options thereunder to all of our eligible employees, including officers, and to our directors, whether or not those directors are also our employees. Options will be granted pursuant to the provisions of the stock option plan on such terms, subject to such conditions and at such exercise prices as shall be determined by our Board of Directors. Both the stock option plan and the stock option agreements will provide that options granted pursuant to the stock option plan shall not be exercisable after the expiration of ten years from the date of grant. Other than the terms and conditions expressed herein, we have not formulated any other terms or conditions of the stock option plan or the stock option agreements. We anticipate that we will adopt a stock option plan in or around the fourth quarter of 2002.

Financial Statements
--------------------








                              RAY DEVELOPMENT, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2001

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS



                                    CONTENTS


                                                                       PAGE
                                                                       ----
INDEPENDENT AUDITORS' REPORT                                             1

BALANCE SHEET                                                            2

STATEMENT OF OPERATIONS                                                  3

STATEMENT OF STOCKHOLDER'S DEFICIT                                       4

STATEMENT OF CASH FLOWS                                                  5

NOTES TO FINANCIAL STATEMENTS                                          6 - 9

                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF RAY DEVELOPMENT, INC.:

We have audited the accompanying balance sheet of RAY DEVELOPMENT, INC. (A Development Stage Company) as of October 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the ten month period ended October 31, 2001 and for the period from January 24, 1996 (inception) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of RAY DEVELOPMENT, INC. as of October 31, 2001 and the results of its operations and its cash flows for the ten month period ended October 31, 2001 and for the period from January 24, 1996 (inception) to October 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




                                      MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                                      Certified Public Accountants

New York, New York
November 26, 2001

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET




                                                              October 31,
                                                                  2001
                                                           -------------------
 ASSETS
      Cash and cash equivalents                            $            49,800
                                                           ===================

 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities
      Note payable - stockholder                                        10,000
                                                           -------------------


 STOCKHOLDERS' EQUITY
   Preferred stock, $0.001 par value;
     10,000,000 shares authorized, no shares
     issued and outstanding                                                  -
   Common stock, $0.001 par value;
     50,000,000 shares authorized,
     6,649,000 shares issued and outstanding                             6,649
   Additional paid-in capital                                           38,951
   Deficit accumulated during
     the development stage                                              (5,800)
                                                           -------------------
      Total stockholders' equity                                        39,800
                                                           -------------------

      Total liabilities and stockholders' equity           $            49,800
                                                           ===================










   The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS




                                                                 January 1,        January 24, 1996
                                                                  2001 to           (Inception) to
                                                                October 31,           October 31,
                                                                    2001                 2001
                                                          ---------------------  ---------------------

Revenue                                                   $                  -   $                  -

General and administrative expenses                                      5,800                  5,800
                                                          ---------------------  ---------------------

Loss from operations before provision for income taxes                  (5,800)                (5,800)

Provision for income taxes                                                   -                      -
                                                          ---------------------  ---------------------

Net loss                                                  $             (5,800)  $             (5,800)
                                                          =====================  =====================

Net loss per share - basic and diluted                    $                  -   $                  -
                                                          =====================  =====================

Weighted average number of common shares
  outstanding                                                        6,649,000              6,649,000
                                                          =====================  =====================










   The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY



                                                                                                  Deficit
                                                                                                 Accumulated
                                                       Common Stock              Additional      During the
                                             ---------------------------------    Paid-In        Development
                                                Shares            Amount          Capital           Stage            Total
                                             --------------  ----------------- -------------- ------------------ --------------
Balance, January 24, 1996                                -    $             -   $          -   $              -              -

Issuance of founder shares for services
  - March 2001                                   5,650,000              5,650              -                  -          5,650

Sale of shares for cash at $0.05 per share
  - June through October 2001, net of costs        999,000                999         38,951                  -         39,950

Net loss                                                 -                  -              -             (5,800)        (5,800)
                                             --------------  ----------------- -------------- ------------------ --------------

Balance, October 31, 2001                        6,649,000    $         6,649   $     38,951   $         (5,800)  $     39,800
                                             ==============  ================= ============== ================== ==============







   The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                            January 24, 1996
                                                         January 1, 2001     (Inception) to
                                                         to October 31,        October 31,
                                                              2001                 2001
                                                        ------------------  -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                           $          (5,800)  $         (5,800)
     Stock issued for services                                      5,650              5,650
                                                        ------------------  -----------------
NET CASH USED IN OPERATING ACTIVITIES                                (150)              (150)

CASH FLOWS FROM FINANCING ACTIVITIES
     Sale of common stock                                          49,950             49,950
                                                        ------------------  -----------------
INCREASE IN CASH AND CASH EQUIVALENTS                              49,800             49,800

CASH AND CASH EQUIVALENTS - beginning of period                         -                  -
                                                        ------------------  -----------------

CASH AND CASH EQUIVALENTS - end of period               $          49,800   $         49,800
                                                        ==================  =================


SUPPLEMENTAL INFORMATION:
    During the period January 24, 1996 to October 31, 2001, the Company paid no cash for interest or income taxes.

NON-CASH FINANCIAL ACTIVITY:
    The Company issued 5,650,000 shares of common stock for services valued at $5,650. A stockholder advanced $10,000 to pay for costs associated with the sale of common stock.










   The accompanying notes are an integral part of these financial statements.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                OCTOBER 31, 2001



 NOTE 1 -     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT
              ACCOUNTING POLICIES

              Nature of Operations
              --------------------
              RAY Development, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Florida on January 24, 1996 and had no activity until March 2001.

              Use of Estimates
              ----------------
              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

              Cash and Cash Equivalents
              -------------------------
              The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

              Income Taxes
              ------------
              Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

              Earnings Per Share
              ------------------
              The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of October 31, 2001, the Company had no securities that would effect loss per share if they were to be dilutive.

              Comprehensive Income
              --------------------
              SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                October 31, 2001



NOTE 2 -          INCOME TAXES

                    The components of the provision for income taxes for the period from January 1, 2001 to October 31, 2001 are as follows:

                     Current Tax Expense
                         U.S. Federal                           $            -
                         State and Local                                     -
                                                                --------------
                     Total Current                                           -
                                                                --------------

                     Deferred Tax Expense
                         U.S. Federal                                        -
                         State and Local                                     -
                                                                --------------
                     Total Deferred                                          -
                                                                --------------

                     Total Tax Provision (Benefit) from
                      Continuing Operations                     $            -
                                                                ==============

                    The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

                    Federal Income Tax Rate                              34.0%
                    Effect of Valuation Allowance                       (34.0)%
                                                                --------------
                    Effective Income Tax Rate                             0.0%
                                                                ==============

                    At October 31, 2001, the Company had net carryforward losses of $5,800. Because of the current uncertainty of realizing the benefits of the tax carryforward, a valuation allowance equal to the tax benefits for deferred taxes has been established. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period.

                    Deferred tax assets and liabilities reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of October 31, 2001 are as follows:

                    Deferred Tax Assets
                     Loss Carryforwards                         $       1,970

                     Less:  Valuation Allowance                        (1,970)
                                                                --------------
                     Net Deferred Tax Assets                    $           -
                                                                ==============

                    Net operating loss carryforwards expire in 2021.

                              RAY DEVELOPMENT, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                October 31, 2001



NOTE 3 -            COMMON STOCK

                    The Company issued 5,650,000 shares of common stock for services valued at $5,650.

                    The Company sold 999,000 shares of common stock for gross proceeds of $49,950. The Company incurred costs of $10,000 related to this sale (see Note 4). These costs have been charged against the proceeds in the financial statements.

NOTE 4 -            RELATED PARTY TRANSACTIONS

                    The Company neither owns or leases any real or personal property. The officers/directors of the Company provide office and other services without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. These individuals are involved in other business activities and may, in the future, become involved in other business opportunities.

                    The Company is obligated to a stockholder pursuant to a note, dated June 4, 2001, in the amount of $10,000. These funds were used to pay the costs of the sale of common stock described in Note 3. The note bears no interest and is due upon demand.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
--------------------------------------------------------------------------

In October 2001, our Board of Directors appointed Merdinger, Fruchter, Rosen & Corso, P.C., independent accountant, to audit our financial statements for the period from January 24, 1996, our date of formation, through October 31, 2001. Prior to our appointment of Merdinger, Fruchter, Rosen & Corso, P.C., as our auditor, our financial statements had not been audited.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by the selling security holders has been passed upon by MC Law Group, located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period from January 24, 1996, our date of formation, through October 31, 2001, appearing in this prospectus which is part of this registration statement have been audited by Merdinger, Fruchter, Rosen & Corso, P.C., and are included in reliance upon such reports given upon the authority of Merdinger, Fruchter, Rosen & Corso, P.C., as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

The Florida General Corporation Act provides for the indemnification, under certain circumstances, of officers and directors. Accordingly, our officers and directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers and directors pursuant to which we will agree to indemnify each such officer and director for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer or director must have acted in good faith and in a manner such officer or director believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
--------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by the selling security holders. None of the expenses will be borne by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

========================================= ==================== ================
Registration Fees                           Approximately             $15.82
----------------------------------------- -------------------- ----------------
Transfer Agent Fees                         Approximately            $650.00
----------------------------------------- -------------------- ----------------
Costs of Printing and Engraving             Approximately            $500.00
----------------------------------------- -------------------- ----------------
Legal Fees                                  Approximately          $5,000.00
----------------------------------------- -------------------- ----------------
Accounting Fees                             Approximately          $2,500.00
========================================= ==================== ================

Recent Sales of Unregistered Securities
----------------------------------------

There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

Between June and October 2001, we issued 999,000 shares of our common stock to thirty-three investors for $0.05 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor had such knowledge and experience in financial and business matters that he or she was capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $49,950.

In March 2001, we issued 2,000,000 shares of our common stock to Mark Jacques, our president, treasurer, and one of our directors. Mr. Jacques was an "accredited investor" as he was our president, treasurer, and one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,000.

In March 2001, we issued 2,000,000 shares of our common stock to Robert Milliken, our secretary and one of our directors. Mr. Milliken was an "accredited investor" as he was our secretary and one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $2,000.

In March 2001, we issued 325,000 shares of our common stock to Robert Younker, one of our founding shareholders. We believe that Mr. Younker has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $325.

In May 2001, we issued 1,325,000 shares of our common stock to Bruce Younker, who is one of our directors. Mr. Younker was an "accredited investor" as he was one of our directors at the time of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of
Section 4(2) of the Securities Act of 1933, as amended. The shares were issued in exchange for services provided to us, which were valued at $1,325.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.            Underwriting Agreement (not applicable)

3.1           Articles of Incorporation

3.2           Amended and Restated Bylaws

3.3           Certificate of Amendment to Articles of Incorporation

5.            Opinion Re: Legality

8.            Opinion Re: Tax Matters (not applicable)

11.           Statement Re: Computation of Per Share Earnings*

15.           Letter on unaudited interim financial information (not applicable)

23.1          Consent of Auditors

23.2          Consent of Counsel**

24. Power of Attorney is included on the Signature Page of the Registration Statement

*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.  We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement or most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Newport Beach, California, on January 3, 2002.

                               RAY Development, Inc.
                               a Florida corporation


                               By:      /s/ Mark Jacques
                                        ----------------------------------------
                                        Mark Jacques
                               Its:     president, treasurer, and a director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:


/s/ Mark Jacques                                January 3, 2002
------------------------------------
Mark Jacques
president, treasurer and a director


/s/ Robert Milliken                             January 3, 2002
-------------------------------------
Robert Milliken
secretary and a director


/s/ Bruce Younker                               January 3, 2002
------------------------------------
Bruce Younker
director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Mark Jacques with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

RAY Development, Inc.


/s/ Mark Jacques                            January 3, 2002
------------------------------------
Mark Jacques
president, treasurer and a director


/s/ Robert Milliken                         January 3, 2002
------------------------------------
Robert Milliken
secretary and a director


/s/ Bruce Younker                           January 3, 2002
------------------------------------
Bruce Younker
director